SULLIVAN & WORCESTER LLP                                         T 202 775 1200
1666 K Street, NW                                                F 202 293 2275
Washington, DC 20006                                             www.sandw.com



                                       March 18, 2009


Ametrine Capital, Inc.
340 West Superior Street, Unit 1601
Chicago, IL 60610


Gentlemen:

     You have requested our opinion, as counsel to Ametrine Capital, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on Form N-2, Securities Act File No. 333-153083 and all amendments thereto (the "Registration Statement") covering 10,000,000 shares of Common Stock, par value $0.01 per share, of the Company.

     We have examined copies of the following documents relating to the creation of the Company and the issuance and sale of the Common Stock: (a) the Certificate of Incorporation, (b) the Certificate of Conversion from a Limited Liability Company to a Corporation, (c) the By-Laws of the Company, (d) the registration of securities on Form 8-A relating to the Company, as filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934,
(e) the Registration Statement and all amendments thereto (said Registration Statement, as amended, and said amendments being herein call the "Registration Statement"), and (f) such corporate records of the Company and other documents and certificates as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all original documents, and the conformity to authentic original documents of all copies submitted to us.

     This opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect of the laws of any other jurisdiction. In this connection, we call to your attention that we are admitted to the Bar of the District of Columbia and that we are not admitted to the Bar of the State of Delaware. Insofar as any opinions set forth herein relate to Delaware law, such opinions are based upon our examination of the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

     Based on the foregoing and upon an investigation of such matters of law as we have deemed necessary, we are of the opinion that the shares of Common Stock are duly authorized and, when issued in accordance with the terms of the offering as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933, as amended, and the regulations thereunder.



                                    Very truly yours,



                                    /S/Sullivan & Worcester LLP
                                    ---------------------------
                                    SULLIVAN & WORCESTER LLP